Exhibit 23.2

                         Consent of Independent Auditors

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 29, 2008, relating to the consolidated financial statements of Premiere Global Services, Inc. and subsidiaries (the "Company") (which report on the consolidated financial statements expresses an unqualified opinion and contains an explanatory paragraph regarding the Company's adoption on January 1, 2006, of Statement of Financial Accounting Standards No. 123R, Share-Based Payment, and the Company's adoption on January 1, 2007, of Statement of Financial Accounting Standards Interpretation No. 48, Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No. 109), and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
June 26, 2008